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EXHIBIT 3.2

          CANADA                                       NUMBER
PROVINCE OF BRITISH COLUMBIA                           311140


                   Province of British Columbia

            Ministry of Finance and Corporate Relations

                       REGISTRAR OF COMPANIES


                            COMPANY ACT


                            CERTIFICATE


                       I HEREBY CERTIFY THAT

                    AMULET RESOURCES CORPORATION

            HAS THIS DAY CHANGED ITS NAME TO THE NAME

                 GOLDEN UNICORN MINING CORPORATION



                         GIVEN, UNDER MY HAND AND SEAL OF OFFICE
                         AT VICTORIA, BRITISH COLUMBIA
                         THIS 11TH DAY OF JUNE, 1990



                         /s/ David Boyd
                         DAVID W. BOYD
                         REGISTRAR OF COMPANIES